FS-6


                       Connecticut Natural Gas Corporation
                                  Balance Sheet

 December 31                                                           2004
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 (Thousands)
 Assets
 Current Assets
  Cash and cash equivalents                                              $5,281
  Accounts receivable, net                                               74,130
  Affiliated accounts receivable                                          2,686
  Purchase gas, at average cost                                          51,665
  Materials and supplies, at average cost                                   837
  Accumulated deferred income taxes                                       9,569
  Prepayments and other current assets                                    3,220
 -------------------------------------------------------------------------------
    Total Current Assets                                                147,388
 -------------------------------------------------------------------------------
 Utility Plant, at Original Cost
  Natural gas                                                           548,412
  Less accumulated depreciation                                         176,819
 -------------------------------------------------------------------------------
    Net Utility Plant in Service                                        371,593
  Construction work in progress                                           3,074
 -------------------------------------------------------------------------------
    Total Utility Plant                                                 374,667
 -------------------------------------------------------------------------------
 Other Property and Investments, Net                                     15,237
 -------------------------------------------------------------------------------
 Regulatory and Other Assets

   Deferred income taxes                                                 16,206
   Other                                                                 30,272
 -------------------------------------------------------------------------------
  Total regulatory assets                                                46,478
 -------------------------------------------------------------------------------
  Other assets
   Goodwill                                                             218,630
   Prepaid pension benefit                                               26,020
   Other                                                                  8,865
 -------------------------------------------------------------------------------
  Total other assets                                                    253,515
 -------------------------------------------------------------------------------
    Total Regulatory and Other Assets                                   299,993
 -------------------------------------------------------------------------------
    Total Assets                                                       $837,285
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

                                                                            FS-6


                       Connecticut Natural Gas Corporation
                                  Balance Sheet

 December 31                                                           2004
 -------------------------------------------------------------------------------
 (Thousands)
 Liabilities
 Current Liabilities
  Notes payable                                                        $59,000
  Accounts payable and accrued liabilities                              60,391
  Affiliated accounts payable                                            4,225
  Interest accrued                                                       2,740
  Taxes accrued                                                          5,534
  Other                                                                  4,720
 -------------------------------------------------------------------------------
    Total Current Liabilities                                          136,610
 -------------------------------------------------------------------------------
 Regulatory and Other Liabilities
  Regulatory liabilities
   Unfunded future income taxes                                          1,428
   Accrued removal obligation                                           72,664
   Other                                                                 5,537
 -------------------------------------------------------------------------------
  Total regulatory liabilities                                          79,629
 -------------------------------------------------------------------------------
  Other liabilities
   Deferred income taxes                                                70,955
   Other postretirement benefits                                        22,052
   Minimum pension liability                                            45,458
   Other                                                                14,744
 -------------------------------------------------------------------------------
  Total other liabilities                                              153,209
 -------------------------------------------------------------------------------
    Total Regulatory and Other Liabilities                             232,838
 -------------------------------------------------------------------------------
  Long-term debt                                                       104,000
 -------------------------------------------------------------------------------
    Total Liabilities                                                  473,448
 -------------------------------------------------------------------------------
 Commitments
 Preferred Stock
  Preferred stock                                                          750
 Common Stock Equity
  Common stock ($3.125 par value, 10,634,436 shares outstanding,
    20,000,000 shares authorized at December 31, 2004)                  33,233
  Capital in excess of par value                                       324,928
  Retained earnings                                                     20,819
  Accumulated other comprehensive loss                                 (15,893)
 -------------------------------------------------------------------------------
    Total Common Stock Equity                                          363,087
 -------------------------------------------------------------------------------
    Total Liabilities and Stockholder's Equity                        $837,285
 -------------------------------------------------------------------------------

                       Connecticut Natural Gas Corporation
                               Statement of Income

 Year Ended December 31                                    2004
 ---------------------------------------------------------------------
 (Thousands)
 Operating Revenues
   Sales and services                                    $352,524
 Operating Expenses
   Natural gas purchased                                  212,541
   Other operating expenses                                47,595
   Maintenance                                              5,040
   Depreciation and amortization                           24,749
   Other taxes                                             20,905
 ---------------------------------------------------------------------
       Total Operating Expenses                           310,830
 ---------------------------------------------------------------------
 Operating Income                                          41,694
 Other (Income)                                            (1,455)
 Other Deductions                                           2,009
 Interest Charges, Net                                      9,833
 ---------------------------------------------------------------------
 Income Before Income Taxes                                31,307
 Income Taxes                                              11,831
 ---------------------------------------------------------------------
 Net Income                                                19,476
 ---------------------------------------------------------------------
 Preferred Stock Dividends                                     52
 ---------------------------------------------------------------------
 Earnings Available for Common Stock                      $19,424
 ---------------------------------------------------------------------

                       Connecticut Natural Gas Corporation
                         Statement of Retained Earnings

 Twelve months ended December 31, 2004
--------------------------------------------------------------------------------
 (Thousands)
 Balance, Beginning of Period                                           $17,395



 Add net income                                                          19,476

 Deduct dividends on common stock                                       (16,000)
 Deduct dividends on preferred stock                                        (52)
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 Balance, End of Period                                                 $20,819
--------------------------------------------------------------------------------